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                                                                   EXHIBIT 11(c)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the reference to our firm in the Registration Statement, (Form N-1A) and the related Statement of Additional Information of Capstone Growth Fund, Inc. and to the inclusion of our report dated November 21, 1997 (except for Note 5 as to which the date is December 1, 1997) to the Shareholders and Board of Directors of Capstone Growth Fund, Inc.




                                        /s/BRIGGS, BUNTING & DOUGHERTY, LLP
                                        -----------------------------------
                                        BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
February 26, 1998